Exhibit 10.30

SECOND AMENDMENT TO THE PROMISSORY NOTE BETWEEN VIRPAX PHARMACEUTICALS, INC. AND ANTHONY P. MACK

This Second Amendment to the Promissory Note dated October 1, 2018 (the “Second Amendment”) is entered into as of October 28, 2020 (the “Effective Date”) between Virpax Pharmaceuticals, Inc., (“Virpax”) and Anthony P. Mack (“AM”). Virpax and AM may be collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Promissory Note dated October 1, 2018 (the “Note”) which described the terms under which AM would loan certain amounts to Virpax the terms under which Virpax would repay such amounts; and

WHEREAS, the Parties entered into that certain first amendment to the Note dated April 6, 2020 (the “First Amendment”) which extended the maturity date of the payment of the principal and provides for the payment of all interest accrued up to October 1, 2020; and

WHEREAS, the Parties desire to further amend the Note, as amended, in order to extend the Maturity Date of the payment of the principal and provide for the payment of all interest accrued up to December 31, 2023.

NOW THEREFORE, the Parties in consideration of the mutual covenants and agreements hereinafter set forth agree as follows:

1. The Note is hereby amended as follows:

1.	Amend Article 1 to extend the Maturity Date of the payment of the principal to December 31, 2023

2.	Amend Article 2 to provide for the payment of all interest accrued up to December 31, 2023.

Except as amended hereby, all of the terms and conditions of the Note are hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

By:	/s/ Jeffrey Gudin
Name:	Jeffrey Gudin, EVP, Chief Medical Officer

By the Holder:	/s/ Anthony P. Mack

Name:	Anthony P. Mack, Chairman & CEO